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                                 Exhibit 10.19

                             PITT-DES MOINES, INC.

                            SUPPLEMENTAL BENEFIT AND
                     SUPPLEMENTAL SALARIED RETIREMENT PLAN

                                   ARTICLE I

                           OBJECTIVE AND DEFINITIONS
                           -------------------------


  1.01 Establishment.  Pursuant to authority granted by the Board of Directors
       -------------
of Pitt-Des Moines, Inc. ("Corporation"), the Compensation Committee of the Board of Directors ("Committee") has established the Supplemental Benefit and Supplemental Salaried Retirement Plan of Pitt-Des Moines, Inc. effective as of January 1, 1997.

  1.02 Objectives.  The objective of the Plan is to provide retirement benefits
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to Participants according to the pension benefit formula of the Corporation's qualified, funded Salaried Retirement Plan ("Salaried Retirement Plan") without regard to certain artificial Internal Revenue Code ("IRC") rules that limit the amount of pensionable earnings that can be counted by a qualified plan and to provide supplemental benefit accounts to make up for additional contributions which would have been made to a Participant pursuant to the terms and conditions of the Corporation's Employee Stock Ownership Plan ("ESOP") and which would have been made to a Participant pursuant to the terms and conditions of, and the Participant's contributions to, the Corporation's Savings & Investment Plan (the "Savings Plan"), but for certain artificial Internal Revenue Code rules that limit the amount of such contributions which can be accepted by qualified plans.

 1.03  Defined Terms.  As used herein, unless the context requires otherwise:
       -------------

  "Acquisition" and "Acquisition Consideration" have the meanings set forth in
(S)6.04(c).

  "Committee" means the Compensation Committee of the Corporation's Board of Directors.

  "Contribution Difference" has the meaning set forth in Section 3.02.

  "Corporation" means Pitt-Des Moines, Inc.

  "ESOP" means Pitt-Des Moines, Inc.'s Employee Stock Ownership Plan.

  "IRC" means the Internal Revenue Code as it may be amended from time to time.

  "401(a)(17) Limit" has the meaning set forth in (S)2.01.

  "Monthly Benefit Difference" has the meaning set forth in (S)2.02.

  "Participant" means an employee who qualifies for participation in this Plan. Participation in the Plan shall be limited to individuals who are, on or after January 1, 1997, employees of the Corporation who qualify for participation in the Salaried Retirement Plan, the ESOP or the Savings Plan and whose benefits under any such plans are in fact restricted by the 401(a)(17) Limit.

  "Phantom Share" and "Phantom Share Account"  have the meanings set forth in
(S)3.04.

  "Phantom Share Allocation" has the meaning set forth in (S)3.03.

  "Plan" means the Supplemental Benefit and Supplemental Salaried Retirement Plan of Pitt-Des Moines, Inc. as set forth in this instrument as it may be amended from time to time.

  "Salaried Retirement Plan" means the Retirement Plan for Salaried Employees of Pitt-Des Moines, Inc., a tax-qualified defined benefit pension plan.

  "Savings Plan" means Pitt-Des Moines, Inc.'s Savings & Investment Plan.

  "Vice President Finance" means the individual from time to time holding the office of Vice President Finance of the Corporation.

                                   ARTICLE II

                  SUPPLEMENTAL SALARIED RETIREMENT BENEFITS,
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                        VESTING, PAYMENTS AND FORFEITURE
                        --------------------------------

  2.01 Background.  A Participant's Accrued Benefit under the Salaried
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Retirement Plan is determined under a formula based on the Participant's Monthly
Plan Compensation and years of Service.  However, as required by IRC
(S)401(a)(17), the Salaried Retirement Plan, in determining Monthly Plan Compensation, must ignore the Participant's Compensation in excess of an amount determined pursuant to IRC (S)401(a)(17) (such amount being referred to hereinafter as the "401(a)(17) Limit").

  2.02 Determination of Monthly Benefit Difference.  Should the administrator of
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the Salaried Retirement Plan determine, upon application of a Participant,
Eligible Spouse or Beneficiary for commencement of benefits, that the benefit payable under the Salaried Retirement Plan must be restricted by the 401(a)(17) Limit, the administrator shall promptly apprise the Vice President Finance in writing of the following:

  (a) The name of the person(s) (i.e., Participant, Eligible Spouse or Beneficiary) to whom the benefit is payable under the Salaried Retirement Plan;

  (b) The amount of the monthly benefit payable to such person(s), the form in which such benefit shall be paid (e.g., Single Life Annuity, Qualified Joint and 50% Survivor Annuity, Ten-Year Certain and Life Annuity, etc.) and the Benefit Commencement Date;

  (c) The additional amount(s) that would have been payable monthly to such person(s) in such form of payment according to the provisions of the Salaried Retirement Plan but for the application of the 401(a)(17) Limit (such additional amount being hereinafter referred to as the "Monthly Benefit Difference"); and

  (d) Such additional information as the Vice President Finance may reasonably require.

  2.03 Payment of Monthly Benefit Difference.  The Vice President Finance shall
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cause the Corporation to pay the Monthly Benefit Difference to the Participant,
Eligible Spouse or Beneficiary, as the case may be, each month beginning on the annuity starting date for the related benefit under the Salaried Retirement Plan, in the form of payment elected, and continuing for the period during which benefits are payable to such person, under the Salaried Retirement Plan. However, the Vice President Finance, in his or her sole discretion, may direct the payment, instead of small monthly benefits, of a single cash lump sum representing the present value of the annuity benefit, calculated by the use of such reasonable interest and actuarial factors as the Vice President shall from time to time determine.

  2.04 Vesting and Forfeiture of Benefits.  The vesting and forfeiture
       ----------------------------------
provisions of the Salaried Retirement Plan are incorporated herein by reference as to any benefit payable pursuant to Article II of this Plan. Accordingly, a Participant who earns vested rights under the Salaried Retirement Plan shall likewise have vested rights under Article II of this Plan, subject to Article V. Similarly, a Participant who severs from service without vested rights under the Salaried Retirement Plan, thereby forfeiting his or her benefits thereunder, shall forfeit benefits under Article II of this Plan as well. Any Eligible Spouse or Beneficiary claiming under this Plan through a Participant shall be bound by the vested or nonvested status of the Participant.

                                  ARTICLE III

                    PHANTOM SHARE ACCOUNTS, VESTING, PAYMENT
                    ----------------------------------------
                                 AND FORFEITURE
                                 --------------

  3.01 Background.  Contributions to Participants' accounts administered under
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the ESOP, if any are made by the Corporation, are limited pursuant to IRC
(S)401(a)(17) which requires the Corporation to ignore Participants' Compensation in excess of the 401(a)(17) Limit. Contributions by the Corporation to Participants' accounts administered under the Savings Plan are similarly limited.

  3.02 Annual Determination of Contribution Difference.  Commencing March 31,
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1998, and Annually, on or before March 31, of each year thereafter during the existence of this Plan, the administrator of the ESOP and the administrator of the Savings Plan shall apprise the Vice President Finance in writing of the following:

  (a) The additional amounts, if any, that would have been contributed by the Corporation to a Participant's accounts under the ESOP and the Savings Plan on account of the preceding calendar year, but for the application of the 401(a)(17) Limit (such amount being hereinafter referred to as the "Contribution Difference"); and

  (b) Such additional information as the Vice President Finance may reasonably request.

The Vice President Finance shall verify and determine the Contribution
Difference.

  3.03 Allocation of Contribution Difference.  Commencing May 31, 1998 and
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annually on or before May 31, of each year thereafter during the existence of this Plan, the Vice President Finance shall determine the number of shares (including fractions thereof) of the Corporation's common stock which would have a fair market value on the day after the immediately preceding Annual Meeting of the Corporation's Shareholders equal to a Participant's Contribution Difference, if any, for the preceding calendar year (such amount of shares being hereinafter referred to as the "Phantom Share Allocation"). The fair market value of shares used to compute the Phantom Share Allocation and/or any distributions under this Plan shall be determined in the manner provided under the Corporation's Directors Stock Plan.

  3.04 Phantom Share Account.  The Vice President Finance shall maintain, on
       ---------------------
behalf of each Participant who has received a Phantom Share Allocation, records of an account balance reflecting all Phantom Share Allocations (such shares being hereinafter referred to as "Phantom Shares" and such account being hereinafter referred to as the "Phantom Share Account").

  3.05 Distributions of Phantom Share Accounts.  At such time as a Participant's
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service with the Corporation is severed for purposes of the ESOP, the plan administrator of the ESOP shall advise the Vice President Finance in writing of such severance, along with the name of the recipient of distributions, if any, due a Participant under the ESOP, and the Vice President Finance shall determine the fair market value of the Participant's Phantom Share Account for the date of such severance and shall cause such amount to be paid in cash to the recipient of the Participant's distributions, if any, due under the ESOP.

  3.06 Determination of Contribution Difference for Years Prior to 1997.  On or
       ----------------------------------------------------------------
before May 31, 1997, the administrator of the ESOP and administrator of the Savings Plan shall apprise the Vice President Finance in writing of the additional amounts which would have been contributed to Participants' accounts, pursuant to (S)3.02 above and the terms, conditions, elections and contributions made under such plans by Participants on account of calendar years 1994, 1995 and 1996, had this Plan been in effect on January 1, 1994, and the Vice President Finance shall establish Phantom Share Accounts for Participants as soon as practicable after receipt of such notices from the ESOP and Savings Plan administrators, acting as if pursuant to (S)(S)3.02, 3.03 and 3.04 of this Plan, but using the date of the day after the Corporation's Annual Meeting of Shareholders held in 1997 to establish the fair market value of the Corporation's common stock for purposes of the Phantom Share Allocations on account of the years 1994-1996, inclusive.

  3.07 Vesting and Forfeiture.  The vesting and forfeiture provisions of the
       ----------------------
ESOP are incorporated herein by reference as to any benefit payable pursuant to
Article III of this Plan.   Accordingly, a Participant who earns vested rights
under the ESOP shall likewise have vested rights under Article III of this Plan, subject to Article V. Similarly, a Participant who severs from service without vested rights made under the ESOP, thereby forfeiting his or her benefits thereunder, shall forfeit benefits under Article III of this Plan as well, provided, however, that in the event of a forfeiture of part or all of any Phantom Share Account there shall be no allocation to other Participant(s) of any such forfeiture under this Plan. Anyone claiming under this Plan through a Participant shall be bound by the vested or nonvested status of the Participant.


                                   ARTICLE IV

                                 ADMINISTRATION
                                 --------------

  4.01 Administrator.  The Vice President Finance shall act as the administrator
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of the Plan and shall have complete authority to take any steps the Vice
President Finance in his or her sole discretion, deems necessary or appropriate to carry out the purposes of the Plan. The Vice President shall have sole, absolute and complete discretion to interpret the provisions of the Plan as they apply to particular facts and circumstances. Without limiting the generality of the foregoing, the Committee may prescribe interpretive rules, procedures and forms for the administration of the Plan. Notwithstanding the foregoing, where the Vice President Finance would have to act under this Article IV, or otherwise under the Plan, with respect to his or her own benefits, the Chief Executive Officer of the Corporation shall act in the place of the Vice President Finance with respect to the latter's benefits.

  4.02  Claims Procedure
        ----------------

  (a) All claims for benefits shall be in writing and shall be filed with the Vice President Finance.

  (b) If the Vice President Finance wholly or partially denies a Participant's or Beneficiary's claim for benefits, the Vice President Finance shall within 90 days after the Plan's receipt of the claim give the claimant written notice setting forth in understandable language:

       (i)   the specific reason(s) for the denial;

       (ii) specific reference to pertinent Plan provisions on which the denial is based;

       (iii) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary, and

       (iv)  an explanation of the Plan's review procedure.

  The claimant shall have 60 days after the day on which such written notice of denial is handed or mailed to claimant, in which to apply (in person or by authorized representative) to the Vice President Finance in writing for a full and fair review of the denial of the claim. In connection with such review, the claimant (or authorized representative) shall be afforded reasonable opportunity to review pertinent documents and may submit issues and comments in writing.

  The Vice President Finance shall issue his or her decision on review promptly and within 60 days after the Plan's receipt of the request for review, unless special circumstances require an extension to not later than 120 days after receipt of the request for review. (Written notice of any such extension shall be furnished to the claimant before the commencement of such extension.) The decision shall be in writing and shall in understandable language set forth specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based.


                                   ARTICLE V

                           AMENDMENT AND TERMINATION
                           -------------------------

  5.01 Amendment.  Except as provided below, the Committee shall have full
       ---------
authority to amend the Plan prospectively or retroactively in any respect without the consent of any Participant, Eligible Spouse or Beneficiary. However, the Committee may not amend the Plan to affect adversely either: (a) benefits which are in pay status; or (b) other benefits which have already accrued and are vested, subject to the limits of (S)5.04.

  5.02 Termination by Operation of Law.  In the event that the IRC (S)401(a)(17)
       -------------------------------
Limit is repealed or removed by legislation, regulation or otherwise such that a Participant's Compensation is not limited for purposes of contributions under the ESOP or the Savings Plan, or for purposes of determining the Accrued Benefit under the Salaried Retirement Plan, and subject to the rights of Participants and Beneficiaries whose benefits are already in pay status and the rights of Participants whose benefits have already accrued and are vested, whose benefits subject to (S)5.04 may not be adversely affected, this Plan shall terminate by operation of law, effective with written confirmations from each of the administrators of the Salaried Retirement Plan, the ESOP and the Savings Plan to the Vice President Finance that the 401(a)(17) Limit is no longer applicable to such plans.

  5.03 Termination.  Subject to the rights of Participants and Beneficiaries
       -----------
whose benefits are already in pay status, and the rights of Participants whose benefits have already accrued and are vested, whose benefits subject to (S)5.04 may not be adversely affected by such action, the Committee, in its sole, absolute and complete discretion, may discontinue and terminate the Plan at any time without the consent of any Participant, Eligible Spouse or Beneficiary, who shall have no further right to benefits under the Plan, except as expressly noted above.

  5.04 Accrued Vested Benefit Preserved on Vesting or Termination.  In the case
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of vested Participants who have accrued benefits under this Plan which are not in pay status at the time of an amendment or termination which causes the cessation or reduction of future accruals, such Participant's accrued benefit preserved under (S)(S)5.01, 5.02 or 5.03, as the case may be, shall be:

  (a)  under the Salaried Retirement Plan the lesser of:

       (1) the Participant's Monthly Benefit Difference at the time of such amendment or termination; or

       (2) the Participant's Monthly Benefit Difference calculated at the time of actual commencement of benefits under the Salaried Retirement Plan; and

  (b)  under the ESOP or Savings Plan:

       (1) the fair market value of the Participant's Phantom Share Account on the date of such amendment or termination.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

  6.01 Effect on employment rights.  Nothing contained in this Plan shall be
       ---------------------------
deemed to give any Participant or employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Participant or employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant in the Plan.

  6.02 Plan unfunded.  Benefits under the Plan are unfunded and unsecured.  The
       -------------
rights of a Participant, Eligible Spouse or Beneficiary shall be solely those of an unsecured general creditor of the Corporation. Should the Corporation choose to invest in insurance contracts or other specific assets with a view towards providing an informal source of funds to pay benefits hereunder, any such asset shall be held in the Corporation's name and subject to the claims of its general creditors, and no Participant, Eligible Spouse or Beneficiary shall have any special claim or lien on any such asset. No trust or security interest is intended to be created by this document.

  6.03 Shareholder Rights.  Participants shall have no rights as a shareholder
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with respect to Phantom Shares allocated under this Plan.

  6.04  Adjustment Provisions.
        ---------------------

  (a)  Dilution in Value of Shares.  If the Corporation shall at any time change
       ---------------------------
       the number of issued shares of its common stock without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares, the number of Phantom Shares allocated pursuant to the Plan shall be appropriately adjusted so that the value of such shares shall not be changed.

  (b)  Transactions Where the Corporation is the Survivor.  Notwithstanding any
       --------------------------------------------------
       other provision of the Plan, and without affecting the number of Phantom Shares allocated pursuant to the Plan, the Committee shall authorize continuance of the Plan or provide for other equitable adjustments after changes resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as the Committee may deem necessary to preserve Participants' rights under the Plan.

  (c)  Acquisition of the Corporation.  In the case of any sale of assets,
       ------------------------------
       merger, consolidation or combination of the Corporation with or into another corporation, other than a transaction in which the Corporation is the continuing or surviving corporation (an "Acquisition"), any Participant shall have the right (subject to the provisions of the Plan) thereafter to receive an allocation of the value equivalent to the Acquisition Consideration (as defined below) to be allocated upon the Acquisition by a holder of the number of shares equal to the number of Phantom Shares held in the Participant's Phantom Share Account on the Acquisition date. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness other property or any combination thereof receivable in respect of one share of the Corporation upon consummation of an Acquisition.

  6.05 No salary reduction.  The Plan does not involve a reduction in salary for
       -------------------
the Participant or the forbearance of an increase in future salary by the Participant.

  6.06 Retired Participant not an employee.  A retired Participant shall not be
       -----------------------------------
considered an employee for any purposes.

  6.07 Nonalienation.  Except insofar as this provision may be contrary to
       -------------
applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any accounts or benefits under this Plan shall be valid or recognized under the Plan.

  6.08 Binding on successors.  This Plan shall be binding upon and inure to the
       ---------------------
benefit of the Corporation, its successors and each Participant and his or her heirs, executors, administrators and legal representatives.

  6.09 Governing law.  This Plan shall be governed by the internal laws of the
       -------------
Commonwealth of Pennsylvania. This Plan is solely between the Corporation and the Participant. The Participant and his or her Eligible Spouse or Beneficiary shall have recourse only against the Corporation for enforcement of the Plan in accordance with its terms.

  By order of the Compensation Committee of the Board of Directors of Pitt-Des Moines, Inc., this instrument is executed on June 16, 1997 but is effective as of January 1, 1997.

                                        PITT-DES MOINES, INC.


                                        By: /s/  R. A. Byers
                                            ------------------------------------
                                                 R. A. Byers
                                                 Vice President Finance